Exhibit 99.1

ZimVie Reports Second Quarter 2023 Financial Results and Provides Update to Annual Guidance

•	Third Party Net Sales of $224.9 million

•	Net Loss of ($23.4) million; Net Loss Margin of (10.4%); Adjusted Net Income[1] of $4.3 million

•	Diluted EPS of ($0.89); Adjusted Diluted EPS[1] of $0.17

•	Adjusted EBITDA[1] of $29.7 million; Adjusted EBITDA margin[1] of 13.2%

WESTMINSTER, Colorado, August 2, 2023 (GLOBE NEWSWIRE) – ZimVie Inc. (Nasdaq: ZIMV), a global life sciences leader in the dental and spine markets, today reported financial results for the second quarter ended June 30, 2023. Management will host a corresponding conference call today, August 2, 2023, at 4:30 p.m. Eastern Time.

“I am pleased with our solid second quarter performance and remain optimistic about the underappreciated, significant opportunities in our portfolio and end markets,” said Vafa Jamali, President and Chief Executive Officer of ZimVie. “We continue to strengthen the foundation for long-term growth in both business segments.”

Second Quarter 2023 Financial Results

Third party net sales for the second quarter of 2023 were $224.9 million, a decrease of (3.6%) on a reported basis and (3.4%) on a constant currency[1] basis, versus the second quarter of 2022. Third party dental sales of $118.7 million increased by $0.5 million, or 0.4% on both a reported basis and a constant currency[1] basis, driven by increased demand for our digital dentistry offerings. Third party spine sales of $106.2 million decreased by ($9.0) million, or (7.8%) on a reported basis and (7.2%) on a constant currency[1] basis, driven by continued competitive pressures in the spine market and lower net sales due to our exit of spine products activities in China, partially offset by spine product net sales retained by Zimmer Biomet in the same period in 2022 in certain geographies where our separation and transition activities extended beyond the date of spin.

Net loss for the second quarter of 2023 was ($23.4) million, an increase of ($14.7) million versus the net loss of ($8.7) million in the second quarter of 2022, and as a percentage of third party net sales was (10.4%). The increase in net loss was primarily due to lower net sales, higher cost of products sold in the dental category from a change in mix to higher cost products due to our growing digital dentistry portfolio, increased general and administrative costs due to the ramp-up of corporate activities subsequent to the spin and more marketing and medical education events, higher restructuring costs, and a lower income tax benefit in the current quarter due to an increase in valuation allowances compared to the second quarter of 2022. These items were partially offset by lower cost of products sold in the spine category due to reduced inventory charges, lower selling, general, administrative and research and development costs due to our restructuring initiatives and cost containment measures.

Adjusted net income[1] for the second quarter of 2023 was $4.3 million, a decrease of $13.3 million versus the same prior year period.

Basic and diluted EPS were ($0.89) and adjusted diluted EPS[1] was $0.17 for the second quarter of 2023. Weighted average shares outstanding for basic and diluted EPS was 26.3 million.

Adjusted EBITDA[1] for the second quarter of 2023 was $29.7 million, or 13.2% of third party net sales, a decrease of ($1.5) million and 20-basis points, respectively, from the second quarter of 2022, and was primarily driven by lower third party net sales.

Cash and cash equivalents at the end of the second quarter of 2023 were $66.2 million and reflect the prepayment of principal debt payments through the second quarter of 2024.

Full Year 2023 Financial Guidance:

Projected Year Ending December 31, 2023	Prior Guidance	Updated Guidance
Net sales	$835M to $860M	$850M to $870M
Adjusted EBITDA margin[2]	13.5% - 14.0%	13.5% - 14.0%
Adjusted EPS[2]	$0.40 to $0.60	$0.50 to $0.70

[1]	This is a non-GAAP financial measure. Refer to “Note on Non-GAAP Financial Measures” and the reconciliations in this release for further information.
[2]

This is a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. Refer to “Forward-Looking Non-GAAP Financial Measures” in this release, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that this forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

Financial Information

The financial information included in this release for periods prior to March 1, 2022 is derived from the financial statements and records of the dental and spine businesses of Zimmer Biomet due to the fact that during such periods, ZimVie was still a wholly-owned subsidiary of, and operated under those businesses of, Zimmer Biomet.

Conference Call

ZimVie will host a conference call today, August 2, 2023, at 4:30 p.m. ET to discuss its second quarter 2023 financial results. To access the call, please register online at https://investor.zimvie.com/events-presentations/event-calendar. A live and archived audio webcast will also be available on this site.

About ZimVie

ZimVie is a global life sciences leader in the dental and spine markets that develops, manufactures, and delivers a comprehensive portfolio of products and solutions designed to support dental tooth replacement and restoration procedures and treat a wide range of spine pathologies. In March 2022, the company became an independent, publicly traded spin-off of the dental and spine business units of Zimmer Biomet to breathe new life, dedicated energy, and strategic focus to its portfolio of trusted brands and products. From its headquarters in Westminster, Colorado, and additional facilities around the globe, the company serves customers in over 70 countries worldwide with a robust offering of dental and spine solutions including differentiated product platforms supported by extensive clinical evidence. For more information about ZimVie, please visit us at www.ZimVie.com. Follow @ZimVie on Twitter, Facebook, LinkedIn, or Instagram.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Adjusted EBITDA is a non-GAAP financial measure provided in this release for certain periods, and is calculated by excluding certain items from net loss on a GAAP basis, as detailed in the reconciliations presented later in this press release. Adjusted EBITDA margin is Adjusted EBITDA divided by third party net sales for the applicable period.

Sales change information in this release is presented on a GAAP (reported) basis and on a constant currency basis. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases.

Net loss and diluted loss per share in this release are presented on a GAAP (reported) basis and on an adjusted basis. Adjusted net income and adjusted diluted earnings per share exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in this press release.

Reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included in this press release.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2023. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management’s plans may change. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including, among others, any statements about our expectations, plans, intentions, strategies, or prospects. We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “design,” “strive,” “continue,” “track,” “look forward to,” “optimistic” and similar expressions to identify forward-looking statements. All statements other than statements of historical or current fact are, or may be deemed to be forward-looking statements. Such statements are based upon the current beliefs, expectations, and assumptions of management and are subject to significant risks, uncertainties, and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; pricing pressures from competitors, customers, dental practices and insurance providers; changes in customer demand for our products and services caused by demographic changes or other factors; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration and foreign government regulators, such as more stringent requirements for regulatory clearance of products; competition; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors; cost containment efforts sponsored by government agencies, legislative bodies, the private sector and healthcare group purchasing organizations, including the volume-based procurement process in China; control of costs and expenses; dependence on a limited number of suppliers for key raw materials and outsourced activities; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products, including by cyberattack, unauthorized access or theft; the ability to retain the independent agents and distributors who market our products; our ability to attract, retain and develop the highly skilled employees we need to support our business; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; a determination by the Internal Revenue Service that the distribution or certain related transactions should be treated as taxable transactions; financing transactions undertaken in connection with the separation and risks associated with additional indebtedness; the impact of the separation on our businesses and the risk that the separation and the results thereof may be more difficult, time-consuming and/or costly than expected, which could impact our relationships with customers, suppliers, employees and other business counterparties; restrictions on activities following the distribution in order to preserve the tax-free treatment of the distribution; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations; the effects of the COVID-19 global pandemic and other adverse public health developments on the global economy, our business and operations and the business and operations of our suppliers and customers, including the deferral of elective procedures and our ability to collect accounts receivable; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries. You are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Contact Information:

ZimVie

Laura Driscoll ● Laura.Driscoll@ZimVie.com

(774) 284-1606

Investor Contact Information:

Gilmartin Group LLC

Marissa Bych ● Marissa@gilmartinir.com

ZIMVIE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net Sales
Third Party, net	$224,896	$233,367	$449,984	$468,049
Related Party, net	—	1,197	339	2,116

Total Net Sales	224,896	234,564	450,323	470,165
Cost of products sold, excluding intangible asset amortization	(74,500)	(80,011)	(145,217)	(165,021)
Related party cost of products sold, excluding intangible asset amortization	—	(1,061)	(328)	(1,858)
Intangible asset amortization	(20,663)	(19,916)	(41,172)	(40,821)
Research and development	(13,231)	(15,282)	(28,604)	(32,935)
Selling, general and administrative	(128,480)	(126,052)	(256,448)	(260,164)
Restructuring and other cost reduction initiatives	(8,445)	(5,055)	(13,420)	(5,797)
Acquisition, integration, divestiture and related	(1,396)	(8,723)	(3,079)	(17,728)

Operating Expenses	(246,715)	(256,100)	(488,268)	(524,324)

Operating Loss	(21,819)	(21,536)	(37,945)	(54,159)
Other income (expense), net	598	107	(308)	362
Interest expense, net	(9,005)	(4,894)	(17,971)	(5,605)

Loss Before Income Taxes	(30,226)	(26,323)	(56,224)	(59,402)
Income tax benefit	6,853	17,611	2,883	25,034

Net Loss	$($23,373)	$(8,712)	$($53,341)	$(34,368)

Loss Per Common Share - Basic	$($0.89)	$(0.33)	$($2.02)	$(1.32)
Loss Per Common Share - Diluted	(0.89)	(0.33)	(2.02)	(1.32)

ZIMVIE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

Unaudited

	As of
	June 30, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$66,212	$89,601
Accounts receivable, net of allowance for credit losses of $14,546 and $15,026, respectively	168,121	168,961
Related party receivable	—	8,483
Inventories	227,532	233,854
Prepaid expenses and other current assets	45,514	36,964

Total Current Assets	507,379	537,863
Property, plant and equipment, net of accumulated depreciation of $393,422 and $392,888, respectively	129,671	148,439
Goodwill	261,211	259,999
Intangible assets, net	624,614	654,965
Other assets	37,664	40,790

Total Assets	$1,560,539	$1,642,056

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$59,418	$43,998
Related party payable	—	13,176
Income taxes payable	4,544	14,356
Other current liabilities	125,778	145,779

Total Current Liabilities	189,740	217,309
Deferred income taxes	92,773	98,062
Lease liability	17,583	22,287
Other long-term liabilities	10,334	13,561
Non-current portion of debt	522,267	532,233

Total Liabilities	832,697	883,452

Stockholders’ Equity:
Common stock, $0.01 par value, 150,000 shares authorized Shares, issued and outstanding, of 26,530 and 26,222, respectively	265	262
Preferred stock, $0.01 par value, 15,000 shares authorized, 0 shares issued and outstanding	—	—
Additional paid in capital	908,507	897,028
Accumulated deficit	(100,873)	(47,532)
Accumulated other comprehensive loss	(80,057)	(91,154)

Total Stockholders’ Equity	727,842	758,604

Total Liabilities and Stockholders’ Equity	$1,560,539	$1,642,056

ZIMVIE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

Unaudited

	For the Six Months Ended June 30,
	2023	2022
Cash flows (used in) provided by operating activities:
Net loss	$(53,341)	$(34,368)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	64,588	62,267
Share-based compensation	10,656	19,694
Deferred income tax provision	(7,935)	(32,817)
Loss on disposal of fixed assets	1,129	—
Other non-cash items	1,380	590
Changes in operating assets and liabilities
Income taxes	(16,023)	11,333
Accounts receivable	1,271	(25,371)
Related party receivable	8,483	(22,367)
Inventories	8,401	11,765
Prepaid expenses and other current assets	(2,097)	(18,381)
Accounts payable and accrued liabilities	(4,825)	8,556
Related party payable	(13,177)	45,536
Other assets and liabilities	(5,450)	4,240

Net cash (used in) provided by operating activities	(6,940)	30,677

Cash flows used in investing activities:
Additions to instruments	(1,951)	(6,089)
Additions to other property, plant and equipment	(3,154)	(6,165)
Other investing activities	(1,994)	(1,949)

Net cash used in investing activities	(7,099)	(14,203)

Cash flows (used in) provided by financing activities:
Net transactions with Zimmer Biomet	—	6,920
Dividend paid to Zimmer Biomet	—	(540,567)
Proceeds from debt	4,760	595,000
Payments on debt	(15,279)	(37,506)
Debt issuance costs	—	(5,170)
Payments related to tax withholding for share-based compensation	(419)	—
Proceeds from stock option activity	1,167	51

Net cash (used in) provided by financing activities	(9,771)	18,728

Effect of exchange rates on cash and cash equivalents	421	(5,549)

(Decrease) increase in cash and cash equivalents	(23,389)	29,653
Cash and cash equivalents, beginning of year	89,601	100,399

Cash and cash equivalents, end of period	$66,212	$130,052

Supplemental cash flow information:
Income taxes paid, net	$18,755	$5,204
Interest paid	17,452	3,939

SUPPLEMENTAL FINANCIAL INFORMATION AND NON-GAAP FINANCIAL MEASURES

Total Net Sales by Segment and Region (in thousands)

Unaudited

	For the Three Months Ended June 30,			Foreign Exchange	Constant Currency
	2023	2022	Change (%)	Impact	% Change
United States	$69,264	$70,164	-1.3%	—	-1.3%
International	49,385	47,985	2.9%	0.1%	2.8%

Total Dental Net Sales	118,649	118,149	0.4%	0.0%	0.4%
United States	84,504	92,826	-9.0%	—	-9.0%
International	21,743	22,392	-2.9%	-3.0%	0.1%

Total Spine Net Sales	106,247	115,218	-7.8%	-0.6%	-7.2%

Total Third Party Net Sales	224,896	233,367	-3.6%	-0.2%	-3.4%

Related Party Net Sales	—	1,197	-100.0%	—	—

Total Net Sales	$224,896	$234,564	-4.1%	-0.7%	-3.4%

	For the Six Months Ended June 30,			Foreign Exchange	Constant Currency
	2023	2022	Change (%)	Impact	% Change
United States	$139,171	$138,492	0.5%	—	0.5%
International	99,648	100,226	-0.6%	-2.8%	2.2%

Total Dental Net Sales	238,819	238,718	0.0%	-1.2%	1.2%
United States	167,518	179,369	-6.6%	—	-6.6%
International	43,647	49,963	-12.6%	-1.7%	-10.9%

Total Spine Net Sales	211,165	229,331	-7.9%	-0.4%	-7.5%

Total Third Party Net Sales	449,984	468,049	-3.9%	-0.8%	-3.1%

Related Party Net Sales	339	2,116	-84.0%	—	—

Total Net Sales	$450,323	$470,165	-4.2%	-1.1%	-3.1%

Reconciliation of Adjusted Net Income and Adjusted EPS (in thousands, except per share data)

	For the Three Months Ended June 30, 2023
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating Loss	Net Loss	Diluted EPS
Reported	$224,896	$(74,500)	$(172,215)	$(21,819)	$(23,373)	$(0.89)
Restructuring and other cost reduction initiatives[1]	—	—	8,445	8,445	8,445	$0.32
Acquisition, integration, divestiture and related[2]	—	—	1,396	1,396	1,396	$0.05
European medical device regulation[3]	—	—	1,586	1,586	1,586	$0.06
One-time carve-out allocations and other one-time costs[4]	—	960	780	1,740	1,740	$0.07

Intangible asset amortization	—	—	20,663	20,663	20,663	$0.79

Related party	—	—	—	—	—	$—
One-time share-based compensation expense[5]	—	—	1,000	1,000	1,000	$0.04
Tax effect of above adjustments & other[6]	—	—	—	—	(8,372)	$(0.32)
China VBP asset write-offs and spin-related step-up amortization	—	—	1,237	1,237	1,237	$0.05

Adjusted	$224,896	$(73,540)	$(137,108)	$14,248	$4,322	$0.17

	For the Three Months Ended June 30, 2022
	Net Sales	Cost of products sold, excluding intangible asset amortization	Operating expenses, excluding cost of products sold	Operating Loss	Net Loss	Diluted EPS
Reported	$234,564	$(81,072)	$(175,028)	$(21,536)	$(8,712)	$(0.33)
Restructuring and other cost reduction initiatives[1]	—	—	5,055	5,055	5,055	$0.19
Acquisition, integration, divestiture and related[2]	—	—	8,723	8,723	8,723	$0.33
European medical device regulation[3]	—	—	2,418	2,418	2,418	$0.09
One-time carve-out allocations and other one-time costs[4]	—	—	699	699	699	$0.03

Intangible asset amortization	—	—	19,916	19,916	19,916	$0.76

Related party	(1,197)	1,061	—	(136)	(136)	$(0.01)
One-time share-based compensation expense[5]	—	—	1,000	1,000	1,000	$0.04
Tax effect of above adjustments & other[6]	—	—	—	—	(11,336)	$(0.43)
China VBP asset write-offs and spin-related step-up amortization	—	—	—	—	—	$—

Adjusted	$233,367	$(80,011)	$(137,217)	$16,139	$17,627	$0.67

[1]

In April 2023, we instituted restructuring activities to better position our organization for future success based on the current business environment, and the expenses incurred under this plan were primarily related to severance and professional fees. In June 2022 and November 2022, we instituted restructuring plans and the expenses incurred under these plans were primarily related to employee termination benefits and the exit of our spine products operations in China because of an unsuccessful volume-based procurement program bid. We also incurred expenses in 2022 from the Zimmer Biomet instituted restructuring plans in the fourth quarters of 2019 and 2021 and the restructuring costs we incurred under those plans were primarily related to employee termination benefits, contract terminations and retention period compensation and benefits.

[2]	Acquisition, integration, divestiture, and related costs are limited to a specific period and related to ZimVie being established as a standalone public company.
[3]	Expenses incurred for initial compliance with the European Union (“EU”) Medical Device Regulation (“MDR”) for previously-approved products.
[4]

The 2022 amounts represent one-time expenses captured through allocations made for purposes of the GAAP carve-out financial statement results. The 2023 amounts represent non-cash step-up amortization related to the spin from Zimmer Biomet.

[5]	One-time share-based compensation expense due to replacement awards provided in connection with the separation from Zimmer Biomet.
[6]

Reflects the tax effect of the adjustments from reported to adjusted, as well as an adjustment for management’s expectation of ZimVie’s statutory tax rate based on current tax law and adjusted pre-tax income.

Reconciliation of Adjusted EBITDA (in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net Sales
Third Party, net	$224,896	$233,367	$449,984	$468,049
Related Party, net	—	1,197	339	2,116

Total Net Sales	$224,896	$234,564	$450,323	$470,165

Net Loss	$($23,373)	$(8,712)	$($53,341)	$(34,368)
Interest expense, net	9,005	4,894	17,971	5,605
Income tax benefit	(6,853)	(17,611)	(2,883)	(25,034)
Depreciation and amortization	31,957	29,713	64,588	62,267

EBITDA	10,736	8,284	26,335	8,470
Share-based compensation	5,815	6,222	10,656	20,629
Restructuring and other cost reduction initiatives[1]	8,445	5,055	13,420	5,797
Acquisition, integration, divestiture and related[2]	1,396	8,723	3,079	17,728
Related party income	—	(136)	(11)	(258)
European medical device regulation[3]	1,586	2,418	4,854	4,275
Pre vs. post-spin cost structure differences[4]	—	—	—	5,271
One-time carve-out allocations and other one-time costs[5]	1,740	699	3,462	3,200

Adjusted EBITDA	$29,718	$31,265	$61,795	$65,112

Net Loss Margin[6]	-10.4%	-3.7%	-11.9%	-7.3%
Adjusted EBITDA Margin[7]	13.2%	13.4%	13.7%	13.9%

[1]

In April 2023, we instituted restructuring activities to better position our organization for future success based on the current business environment, and the expenses incurred under this plan were primarily related to severance and professional fees. In June 2022 and November 2022, we instituted restructuring plans and the expenses incurred under these plans were primarily related to employee termination benefits and the exit of our spine products operations in China because of an unsuccessful volume-based procurement program bid. We also incurred expenses in 2022 from the Zimmer Biomet instituted restructuring plans in the fourth quarters of 2019 and 2021 and the restructuring costs we incurred under those plans were primarily related to employee termination benefits, contract terminations and retention period compensation and benefits.

[2]	Acquisition, integration, divestiture, and related costs are limited to a specific period and related to ZimVie being established as a standalone public company.
[3]	Expenses incurred for initial compliance with the EU MDR for previously-approved products.
[4]

Reflects certain items captured in the GAAP carve-out financial statements that have not continued post-spin, including, but not limited to, facilities that did not convey with ZimVie in the spin, redundant personnel costs incurred as a result of the spin, and the difference between the pre-spin allocations of Zimmer Biomet’s corporate costs in accordance with GAAP, versus the expected post-spin corporate costs for ZimVie.

[5]

The 2022 amounts represent one-time expenses captured through allocations made for purposes of the GAAP carve-out financial statement results. The 2023 amounts represent non-cash step-up amortization related to the separation from Zimmer Biomet.

[6]	Net Loss Margin is calculated as Net Loss divided by third party net sales for the applicable period.
[7]	Adjusted EBITDA Margin is Adjusted EBITDA divided by third party net sales for the applicable period.